Exhibit 99.1

AÉROPOSTALE REPORTS THIRD QUARTER 2008 AND NOVEMBER SALES RESULTS

New York, New York, December 3, 2008 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for young women and men, today reported results for the third quarter ended November 1, 2008.

Third Quarter Results
Diluted earnings per share for the third quarter of fiscal 2008 increased 31% to a record $0.63 per diluted share, compared to net earnings of $0.48 per share in the third quarter of fiscal 2007. Net income for the third quarter increased 18% to a record $42.6 million, compared to net income of $36.0 million in the same period last year.

For the third quarter of fiscal 2008, total net sales increased 17% to $482.0 million, from $412.6 million in the year-ago period.  Same store sales for the third quarter increased 7%, compared to an increase of 2% in the year-ago period.

Julian R. Geiger, Chairman and Chief Executive Officer said, “We are very pleased with the record results we generated in the third quarter.  This accomplishment was particularly impressive given the unprecedented weakness in the macroeconomic environment.  Our performance demonstrates the strength of our brand and the flexibility and resilience of our business model.”

November Sales Results
Total net sales for the four-week period ended November 29, 2008 increased 5% to $200.9 million, from $192.2 million for the four-week period ended December 1, 2007. The Company’s same store sales decreased 5% for the month, compared to a same store sales increase of 7% in the year ago period.  The Company estimates that the timing of a later Thanksgiving holiday had a negative mid-single digit impact on comparable store sales for the month.

Year to date total net sales have increased 17% to $1.396 billion, from $1.192 billion in the year ago period. Year to date same store sales increased 7%, compared to essentially flat same store sales last year.

Fourth Quarter Guidance
The Company announced its earnings guidance for the fourth quarter of fiscal 2008.  The Company expects earnings in the range of $0.84 to $0.90 per diluted share for the fourth quarter.

The Company achieved diluted earnings per share of $0.95 in the fourth quarter last year. Results for the fourth quarter of fiscal 2007 reflected certain special items (Exhibit D). Excluding these special items, diluted earnings per share were $0.93 for the fourth quarter of 2007.  The Company believes that the disclosure of diluted earnings per share excluding the special items, which is a non-GAAP financial measure, provides investors with useful information to help them better understand the Company’s results.

Mr. Geiger concluded, “As we progress through the holiday selling season, we will continue to offer our customers the right fashion at compelling values. We believe that the fundamentals of our business, which are responsible for our record year -to-date results, remain strong.  We are focused on managing the business conservatively while maximizing growth opportunities and continuing to deliver profitable performance.”

Capital Expenditures
The Company expects fiscal 2009 capital expenditures of approximately $55 million, which relate to new and remodeled stores, corporate projects and IT initiatives.   The Company anticipates capital expenditures of approximately $80 million for fiscal 2008

Conference Call Information
The Company will be holding a conference call today at 4:15 P.M EDT to review its third quarter results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com and www.fulldisclosure.com  To listen to the broadcast your computer must have Windows Media Player installed. If you do not have Windows Media Player go to the latter site prior to the call, where you can download the software for free.

About Aéropostale, Inc.
Aéropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men. The Company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aéropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale products can only be purchased in its stores or on-line through its e-commerce website (www.aeropostale.com). The Company currently operates 874 Aéropostale stores in 48 states and Puerto Rico, 29 Aéropostale stores in Canada and 14 Jimmy'Z stores in 11 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS.  ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	November 1, 2008	February 2, 2008	November 3, 2007

ASSETS
Current Assets:
Cash and cash equivalents	$107,198	$111,927	$122,553
Merchandise inventory	206,857	136,488	192,301
Other current assets	45,824	36,272	33,957
Total current assets	359,879	284,687	348,811

Fixtures, equipment and improvements, net	258,353	213,831	225,364

Other assets	20,236	15,651	9,232

TOTAL ASSETS	$638,468	$514,169	$583,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$136,738	$99,369	$133,475
Accrued expenses	87,695	98,018	77,006
Total current liabilities	224,433	197,387	210,481

Other non-current liabilities	128,903	119,506	118,110

Stockholders’ equity	285,132	197,276	254,816

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$638,468	$514,169	$583,407

EXHIBIT B

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
SELECTED STORE DATA

(in thousands, except per share and store data)

	13 weeks ended
	November 1, 2008		November 3, 2007
		% of sales		% of sales

Net sales	$482,037	100.0%	$412,576	100.0%

Cost of sales (including certain buying, occupancy and warehousing expenses)	308,586	64.0	268,732	65.1

Gross profit	173,451	36.0	143,844	34.9

Selling, general and administrative expenses	103,084	21.4	86,261	20.9

Income from operations	70,367	14.6	57,583	14.0

Interest income, net	210	0.0	1,989	0.4

Income before income taxes	70,577	14.6	59,572	14.4

Income taxes	27,931	5.8	23,564	5.7

Net income	$42,646	8.8%	$36,008	8.7%

Basic earnings per share	$0.64		$0.48

Diluted earnings per share	$0.63		$0.48

Weighted average basic shares	66,851		74,659

Weighted average diluted shares	67,646		75,016

STORE DATA:

Comparable store sales increase	7%		2%

Stores open at end of period	905		823

Total square footage at end of period	3,242,086		2,918,810

Average square footage during period	3,202,710		2,886,074

EXHIBIT C

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
SELECTED STORE DATA

(in thousands, except per share and store data)

	39 weeks ended
	November 1, 2008		November 3, 2007
		% of sales		% of sales

Net sales	$1,195,514	100.0%	$999,594	100.0%

Cost of sales (including certain buying, occupancy and warehousing expenses)	784,849	65.6	670,169	67.0

Gross profit	410,665	34.4	329,425	33.0

Selling, general and administrative expenses	275,828	23.1	229,013	23.0

Income from operations	134,837	11.3	100,412	10.0

Interest income, net	530	0.0	5,963	0.6

Income before income taxes	135,367	11.3	106,375	10.6

Income taxes	54,170	4.5	41,913	4.2

Net income	$81,197	6.8%	$64,462	6.4%

Basic earnings per share	$1.21		$0.84

Diluted earnings per share	$1.20		$0.84

Weighted average basic shares	66,835		76,590

Weighted average diluted shares	67,556		77,130

STORE DATA:

Comparable store sales increase	9%		0%

Average square footage during period	3,085,989		2,774,985

EXHIBIT D

AÉROPOSTALE, INC.
RECONCILIATION OF FOURTH QUARTER 2007 NET INCOME AND DILUTED EARNINGS PER SHARE
(in thousands, except per share data)

	13 weeks ended
	February 2, 2008
	Net income	Per diluted share
As reported	$64,735	$0.95
Asset impairment charges	5,694	0.08
Gift card breakage income	(4,847)	(0.06)
Other income	(2,573)	(0.04)
Excluding above income items	$63,009	$0.93